UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 18, 2018

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On January 18, 2018, American Railcar Industries, Inc. (ARI) entered into a First Amendment (Repair Services Amendment) to the Repair Services and Support Agreement dated as of April 27, 2015 (Repair Services Agreement) with ACF Industries, LLC (ACF), a company controlled by Mr. Carl Icahn, ARI’s principal beneficial stockholder through Icahn Enterprises L.P. The Repair Services Amendment was unanimously approved by the independent directors of ARI’s audit committee.
Pursuant to the terms and conditions of the Repair Services Agreement, ARI provides certain sales and administrative and technical services, materials and purchasing support and engineering services to ACF to provide repair and retrofit services (Repair Services). Additionally, ARI provides ACF a non-exclusive and non-assignable license of certain intellectual property related to the Repair Services for railcars. ARI has the right to assign any sales opportunity related to Repair Services to ACF, and ACF has the right, but not the obligation, to accept such sales opportunity. Subject to certain early termination events, the Repair Services Agreement terminates on December 31, 2020. The Repair Services Amendment removes any specific rights to sales opportunities by ACF and any difference in net profits provided to ARI related to Repair Services for railcars owned by American Railcar Leasing LLC, a former affiliate of ARI’s that was sold to an unaffiliated third party effective June 1, 2017. After giving effect to the Repair Services Amendment, ARI has the exclusive right to sales opportunities related to all Repair Services and ARI will receive 30% of the net profits (as defined in the Repair Services Agreement) for Repair Services related to all railcars, if any, but in any case, does not absorb any losses incurred by ACF.
Also on January 18, 2018, ARI entered into a Fourth Amendment (Purchasing and Engineering Services Amendment) to the Purchasing and Engineering Services Agreement and License dated as of January 7, 2013 and amended as of August 22, 2014, November 5, 2015 and December 20, 2016 (Purchasing and Engineering Services Agreement) with ACF. The Purchasing and Engineering Services Amendment was unanimously approved by the independent directors of ARI’s audit committee.
Pursuant to the terms and conditions of the Purchasing and Engineering Services Agreement, ARI provides purchasing support and engineering services to ACF in connection with ACF’s manufacture and sale of tank railcars at its facility in Milton, Pennsylvania. Additionally, ARI provides ACF a non-exclusive, non-assignable license to certain of ARI’s intellectual property, including certain designs, specifications, processes and manufacturing know-how required to manufacture and sell tank railcars during the term of the Purchasing and Engineering Services Agreement. The Purchasing and Engineering Services Amendment extends the term of the Purchasing and Engineering Services Agreement from December 31, 2017 to December 31, 2018, subject to certain early termination events.
Each of the amendments described above is effective as of December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 19, 2018		American Railcar Industries, Inc.

	By:	/s/ Luke M. Williams
	Name:	Luke M. Williams
	Title:	Senior Vice President, Chief Financial Officer and Treasurer